Exhibit 99.3

PracticeWorks, Inc.

Investor and Analyst Conference Call
April 24, 2003

Cautionary Language Regarding Forward-Looking Statements

During this presentation, including the question and answer session that will follow, PracticeWorks executives will be discussing certain subjects that may contain forward-looking information concerning future results, performance, expectations or intentions. Although management believes that the assumptions underlying the forward-looking statements are reasonable, any of these assumptions may be inaccurate and therefore the Company’s actual results could differ materially from those that will be implied in management’s discussions. Additional detailed information concerning a number of factors that could cause actual results to differ from the information that management will give you is available in the Company’s Annual Report on Form 10-K for the period ending December 31, 2002 and subsequent periodic reports on file with the Securities and Exchange Commission. Copies of these reports are available on request.

Overview of Quarter

  Results reflect recent changes -“dawn of a new era”

  Entry into digital radiology market designed to exploit the significant opportunity

  Early efforts enabled us to seize opportunity to acquire the world leader in this technology

  PracticeWorks is the only domestic practice management vendor positioned to effectively integrate a practice’s entire suite of technology products

Overview of Quarter (continued)

  To reiterate the strategic benefits of the Trophy acquisition:

- Trophy is the pioneer of the digital technology for dental

- World leader in dental radiology with a 25% market share

- The combined businesses are well positioned to exploit the merging of these technologies which we believe will accelerate

- Q1 results validate the historical financial achievements on which our decision   was based

  Trophy acquisition has not diminished the significance or the performance of the core IT business

Q1 Highlights 2003 vs. 2002

  Revenues –$43.8 million, 131% increase ($21.6 million from total worldwide sales of Trophy products; $880,000 from other acquisitions)

  IT business continues strong –16% growth Y/Y in recurring support, e-services and subscriptions and 22% Y/Y increase in software, equipment and related services

  Operating income -$5.4 million compared to $398,000 in 2002

  Net income/EPS available to stockholders $3.1 million, or $0.17 per diluted share, ($0.15 per share tax-effected @ 38%; actual rate 28%), compared to loss of $(1.7) million, $(0.15) per share in 2002

  Results demonstrate the substantial digital products opportunity here and abroad and validate rationale for Trophy acquisition

  Cash flow from operations $6.4 million

Financial Review

Revenues

  Q1 2003 revenue of $43.8 million

- Manufactured products of $21.6 million include worldwide Trophy sales

- Support, e-services and subscriptions $15.4 million; 35% of total revenue up 16% over prior year

- Software, equipment and non-recurring services $6.8 million up 22% over prior year

  Primary Contributors to Growth

- Acquisitions added $20.0 million in Q1; Trophy $19.2 million – other $880,000

- Worldwide demand for dental imaging products strong; excluding foreign currency translation, Trophy grew 34% over Q1 2002 includes increases in every market and in every product line except intra-oral cameras

- IT business overall up 25% organically over Q1 2002 (includes domestic Trophy sales)

- Had the businesses been combined for all of ’02; organic growth-34%

Financial Review (continued)

Operating Expenses

  Q1 2003 purchases for resale and cost of mfg goods $12.4 million–72% margin in line with expectations including effects of mfg goods on sales mix

  Mfg goods margins positively impacted by increased digital products sales as well as sales in U. S. -continue to expect overall margins in low 70 per cent range

  SG&A was 48% of revenue for the quarter compared to 57% of revenue in Q4 2002 and 68% for Q1 2002

- For the quarter SG&A increased sequentially $6.3 million –substantially all related to Trophy business

- Vs. prior year SG&A increased $8.2 million; primarily related to acquisitions; increased investment in marketing and promotion and increased professional fees relating to Sarbanes, HIPAA, etc.

Financial Review (continued)

Operating Expenses (continued)

  R&D -$2.3 million for Q1 2003; $1.1 million for Q1 2002 –increase related primarily to acquisitions

- Capitalized R&D costs were $426,000 for Q1 2003 and $390,000 for Q1 2002

  Depreciation and amortization for the quarter increased $1.0 million over prior year due primarily to amortization of acquired intangibles (technology, customer relationships, etc. $697,000 of increase relates to Trophy acquisition)

Net Earnings and EPS

  Operating income for Q1 2003 $5.4 million vs$398,000 for Q1 2002

  Net income available to common stockholders Q1 2003 $3.1 million, $0.17 per share ($0.15 tax-effected at 38%; actual rate 28%) –loss of $(1.7) million, $(0.15) per share for Q1 2002

Balance Sheet & Cash Flows

Balance Sheet Metrics

  Cash and equivalents $9.6 million at 3/31/03

  Days sales outstanding at 3/31/03 are 49

Cash Flows and Significant Transactions for Q1 2003

  Cash flow from operations $6.4 million

  Completed payments for Trophy acquisition, primarily net worth adjustment

  Invested $1.8 million in capital expenditures, software development costs, etc.

  Commenced amortization of term loan portion of credit facility

Operating Metrics and Other

Sales Performance

  IT business had installations of PM, Imaging and Radiology systems to end clients here and internationally which were up 30% over Q1 2002

  Subscriptions base continues to grow; now have approximately 3,300 clients on subscription; international IT is traditional license business

  Of IT installations during the quarter, 370 were new customers

  Mfg products unit volume and sales for the quarter up double digits over prior year across almost all product lines and markets

Operating Metrics and Other (continued)

Sales Performance (continued)

  On a stand-alone basis, total Trophy sales for Q1 2003 were $20.4 million compared to $13.1 for Q1 2002 -of this 56% increase, foreign currency translation accounted for 22% and organic growth was 34%

Marketing

  Attended 4 major domestic trade shows in Q1 and hosted domestic user meetings for oral and ortho clients

  Participated in the bi-annual Dental Exhibition in Cologne attended by dentists from Europe, Africa and the Middle East

Operating Metrics and Other (continued)

Product Development

  IT Product Development released new version of PracticeWorks Ortho/OMS Imaging and new version of net OMS and OMS Navigator

  Mfg Group launched new digital cephalometry system and new STV camera at the Cologne exhibition

Client Services

  Begun steps to implement premier support and implementation services domestically for digital radiology products

  Domestic help desk accommodated over 150,000 support calls in Q1; HIPAA compliance a new focus for many clients

Implications for 2003 Guidance

Based on Momentum –Upward Revision Appropriate

  Revenue - Now expect total 2003 revenues of $170 - $180 million including acquisitions with the increment largely attributable to worldwide market for radiology products

  EPS -increase to $0.68 -$0.74 for year; “tax-effected” at 38% and assuming fully diluted shares of 19 –20 million shares

And in conclusion, our highlights for the quarter…

  Revenues –$43.8 million, 131% increase ($21.6 million from total worldwide sales of Trophy products and $880,000 other acquisitions)

  IT business continues strong –16% growth in recurring support, e-services and subscriptions and 22% increase in software, equipment and related services
  Operating income -$5.4 million compared $398,000 in 2002

  Net income/EPS available to stockholders $3.1 million, or $0.17 per diluted share, ($0.15 tax-effected), compared to loss of $(1.7) million, $(0.15) per share in 2002

  Results demonstrate the substantial digital products opportunity here and abroad and validate rationale for Trophy acquisition

  Cash flow from operations $6.4 million